SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

FINANCIAL REPORT

At December 31, 2006
For the Years Ended December 31, 2006 and 2005

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

KEITH K. ZHEN, CPA

CERTIFIED PUBLIC ACCOUNTANT

2070 WEST 6TH STREET - BROOKLYN, NY 11223 - TEL (347) 408-0693 - FAX (347) 602-4868 - EMAIL :KEITHZHEN@GMAIL.COM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd.

(A development stage company)

We have audited the accompanying balance sheet of Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. as of December 31, 2006 and the related statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the two-year period then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd. as of December 31, 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had net losses of $639,663 and $864,812 for the years ended December 31, 2006 and 2005, respectively; and an accumulated deficit of $1,975,309 as of December 31, 2006.   These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Keith K. Zhen, CPA

Keith K. Zhen, CPA

Brooklyn, New York

April 16, 2007

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD. (A Development Stage Company) BALANCE SHEET

December 31,
2006
ASSETS
Current Assets:
Cash and cash equivalents	$107,276
Prepaid expenses	25,001
Supplies	3,913
Total current assets	136,190

Property and Equipment, net (Note 3)	835,104

Land use right, net	51,182

Long-term investment (Note 9)	769,200

Prepaid taxes	27,730

Total Assets	$1,819,406

LIABILITIES AND OWNERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$61,915
Other payable	19,235
Security deposit	34,614
Total Current Liabilities	115,764

Owners' Equity:
Paid-in capital	3,749,263
Accumulated deficiency	(1,975,309)
Accumulated other comprehensive income	(70,312)
Owners' Equity	1,703,642
Total Liabilities and Owners' Equity	$1,819,406

See Notes to Financial Statements

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD. (A Development Stage Company) STATEMENTS OF OPERATIONS

			For the Period
	For the	For the	August 26, 2003
	Year Ended	Year Ended	(inception) through
	December 31,	December 31,	December 31,
	2006	2005	2006
Revenues
Sales	$-	$-	$-
Costs of Sales	-	-	-
Gross Profit	-	-	-

Operating Expenses
Payroll and employee benefit	44,981	34,978	91,009
Depreciation expenses	13,984	5,308	20,025
Amortization expenses	1,117	1,096	3,287
Advertising fees	29,440	145,246	195,779
Professional fees	45,000	2,818	75,002
Consultancy fees	93,874	-	93,874
Research and development expenses	293,124	571,761	1,199,260
Travel and entertainment	74,110	42,239	147,403
Other general and administrative expenses	47,827	62,545	154,759
Total Operating Expenses	643,457	865,991	1,980,398

Income (Loss) from Operation	(643,457)	(865,991)	(1,980,398)

Other Income (Expenses)
Interest income	3,794	1,179	5,089
Total other income (expenses)	3,794	1,179	5,089

Income (Loss) before Provision for Income Tax	(639,663)	(864,812)	(1,975,309)

Provision for Income Tax	-	-	-

Net Income (Loss)	(639,663)	(864,812)	(1,975,309)

Other Comprehensive Income (Loss)
Effects of Foreign Currency Conversion	(54,039)	(16,273)	(70,312)

Comprehensive Income (Loss)	$(693,702)	$(881,085)	$(2,045,621)

See Notes to Financial Statements

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD. (A Development Stage Company) STATEMENTS OF CHANGES IN OWNERS' EQUITY (DEFICIT)

FOR THE PERIOD AUGUST 26, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006

			Accumulated
		Retained	Other
	Paid-in	Earnings	Comprehensive
	Capital	(Deficit)	Income	Totals
Balances at
August 26, 2003 (Inception)	$-	$-	$-	$-

Paid-in capital contribution
by land use rights	51,459	-	-	51,459

Net income (loss)	-	(8,022)	-	(8,022)
Balances at
December 31, 2003	51,459	(8,022)	-	43,437

Net income (loss)	-	(462,812)	-	(462,812)
Balances at
December 31, 2004	51,459	(470,834)	-	(419,375)

Net income	-	(864,812)	-	(864,812)

Other comprehensive income	-	-	(16,273)	(16,273)
Balances at
December 31, 2005	51,459	(1,335,646)	(16,273)	(1,300,460)

Paid-in capital contribution by cash	124,801	-	-	124,801

Paid-in capital contribution	592,483	-	-	592,483
by equipment

Owners' loans converted to paid-in capital	2,980,520	-	-	2,980,520

Net income	-	(639,663)	-	(639,663)

Other comprehensive income	-	-	(54,039)	(54,039)
Balances at
December 31, 2006	$3,749,263	$(1,975,309)	$(70,312)	$1,703,642

See Notes to Financial Statements

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD. (A Development Stage Company) STATEMENTS OF CASH FLOWS

			For the Period
	For the	For the	August 26, 2003
	Year Ended	Year Ended	(inception) through
	December 31,	December 31,	December 31,
	2006	2005	2005

Operating Activities

Net income (loss)	$(639,663)	$(864,812)	$(1,975,309)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Depreciation	13,984	5,308	20,025
Amortization	1,117	1,096	3,287
Changes in operating assets and liabilities:
(Increase)/Decrease in supplies	(3,914)	2,013	(3,913)
(Increase)/Decrease in prepaid expenses	66,281	(43,191)	(25,001)
(Increase)/Decrease in prepaid taxes	(5,137)	(19,471)	(27,730)
Increase/(Decrease) in accounts payable and accrued expenses	54,958	6,770	61,915
Increase/(Decrease) in other payable	19,235	3,555	19,235
Increase/(Decrease) in security deposit	1,134	-941	34,615
Net cash provided (used) by operating activities	(492,005)	(909,673)	(1,892,876)

Investing Activities

Cash used in long-term investment	(769,200)	-	(769,200)
Purchase of fixed assets	(233,294)	(24,036)	(263,195)
Net cash (used) by investing activities	(1,002,494)	(24,036)	(1,032,395)

Financing Activities

Loans from owners and officers	-	821,973	1,494,143
Proceeds from paid-in capital	1,611,173	-	1,611,173
Net cash provided (used) by financing activities	1,611,173	821,973	3,105,316

Increase (decrease) in cash	116,674	(111,736)	180,045
Effects of exchange rates on cash	(55,226)	(17,543)	(72,769)
Cash at beginning of period	45,828	175,107	-
Cash at end of period	$107,276	$45,828	$107,276

Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during year for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

See Notes to Financial Statements.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1-

ORGANIZATION AND BUSINESS BACKGROUND

Organization and Business Background

Shanxi Zhongke Spaceflight Agriculture Development Stock Co., Ltd ("Zhongke" or the "Company") was incorporated  in Yangling City, Shanxi Province, the People's Republic of China (the "PRC") on August 26, 2003 under the Company Law of PRC.  The Company is principally engaged in the business of research and development of crop seeds.

The Company is considered to be a development stage company, as it has not generated revenue from operations.

Going Concern

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $1,975,309 at December 31, 2006 that includes operating losses of $639,663 and $864,812 for the years ended December 31, 2006 and 2005, respectively.   These factors raise substantial doubt about its ability to continue as a going concern.  In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and succeed in its future operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern.  The Company is actively pursuing additional funding and a potential merger or acquisition candidate and strategic partners, which would enhance owners' investment.  Management believes that the above actions will allow the Company to continue operations through the next fiscal year.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Accounting Principles of China " ("PRC GAAP").  Certain accounting principles, which are stipulated by US GAAP, are not applicable in the PRC GAAP.  The difference between PRC GAAP accounts of the Company and its US GAAP financial statements is immaterial.

The Company maintains its books and accounting records in PRC currency "Renminbi" ("RMB"), which is determined as the functional currency.  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People's Bank of China ("PBOC") prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Exchange differences are included in the statements of changes in owners' equity.  Gain and losses resulting from foreign currency transactions are included in operations.

The Company's financial statements are translated into the reporting currency, the United States Dollar ("US$"). Assets and liabilities of the Company are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period.  Translation adjustments resulting from translation of these financial statements are reflected as accumulated other comprehensive income (loss) in the owners' equity.

Translation adjustments resulting from this process  amounted to $70,312 and $16,273 as of December 31, 2006 and 2005, respectively. The balance sheet amounts with the exception of equity at December 31, 2006 were translated at 7.80 RMB to $1.00 USD as compared to 8.06 RMB at December 31, 2005. The equity accounts were stated at their historical rate.  The average translation rates applied to income statement accounts for the years ended December 31, 2006 and 2005 were 7.96 RMB and 8.11 RMB, respectively.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less.

Concentrations of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally these deposits may be redeemed upon demand and therefore bear minimal risk.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2006 due to the relatively short-term nature of these instruments.

Supplies

Supplies are experimental materials used for research and development purpose.  Actual cost is used to value these materials and supplies.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Property, Plant, and Equipment

Property, plant and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets without residual value.  The percentages or depreciable life applied are:

Building and warehouses

20 years

Machinery and equipment

10 years

Office equipment and furniture

5 years

Motor vehicles

5 years

Land Use Right

All land belongs to the State in PRC.  Enterprises and individuals can pay the State a fee to obtain a right to use a piece of land for commercial purpose or residential purpose for an initial period of 50 years or 70 years, respectively.  The land use right can be sold, purchased, and exchanged in the market.  The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

The Company owns the right to use a piece of land, approximately 235 acre, located in the Heyang County, Shanxi Province for a forty-four-year period ended December 30, 2048; and a piece of land, approximately 1,060 acre, also located in the Heyang County, Shaxi Province for a forty-seven-year period ended October 13, 2051.   The cost of these land use rights are amortized over their respective useful period, using the straight-line method with no residual value.

Revenue Recognition

Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Research and Development Costs

Research and development costs are expensed when incurred. The major components of these research and development costs include experimental materials, labor cost, and payments to unaffiliated contractors who perform research and development function for the Company. Research and development costs amounted to $293,124 and $571,761 for the years ended December 31, 2006 and 2005, respectively.

Advertising Costs

Advertising costs are expensed as incurred and included as part of selling and marketing expenses in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-7, "Reporting for Adverting Costs".  Advertising costs was $29,440 and $145,246 for the years ended December 31, 2006 and 2005, respectively.

Sales Tax and Sale-related Taxes

Pursuant to the tax laws and regulation of PRC, a company is obligated to pay totally 5.5% of gross sales as sales tax and sales-related taxes. Since the Company is in the agriculture industry which is encouraged by the PRC government, the Company is exempt from sales tax and sales-related taxes.

Income Taxes

The Company accounts for income tax using SFAS No. 109 "Accounting for Income Taxes", which requires the asset and liability approach for financial accounting and reporting for income taxes.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Comprehensive Income

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Loans from Owners and officers

"Due to owners and officers" are temporally short-term loans from our owners and officers to finance the Company's operation due to lack of cash resources.  These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. Cash flows from these activities are classified as cash flows from financing activates.  The total borrowing from owners and officers was $1,487,378 and $821,973 in 2006 and 2005, respectively.

Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits.  The total provisions for such employee benefits were $7,749 and $6,436 for the years ended December 31, 2006 and 2005, respectively.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the Company's registered capital.  Appropriation to the statutory public welfare fund is 10% of the after-tax net earnings.  The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.  No appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.  Since the Company has been accumulating deficiency, no statutory surplus reserve fund and statutory public welfare reserve fund have been made.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements.  In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statements errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures.  SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006.  The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.  Management does not expect that the adoption of SAB No. 108 would have a material effect on the Company's financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" ("SFAS 158"). SFAS 158 requires an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. The standard also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. The adoption of SFAS 158 is not expected to have a material effect on the Company's financial position or results of operations.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157 "Fair Value Measurements". SFAS No. 157 defines fair values, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  This Statement shall be effective for financial statements issued for fiscal years beginning after November 25, 2007, and interim periods within those fiscal years.  Earlier application is encouraged provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period with that fiscal year.  The provisions of this statement should be applied, except in some circumstances where the statement shall be applied retrospectively.  The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes," which prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not to file a return in a particular jurisdiction). The accounting provisions of FIN No. 48 are effective for fiscal years beginning after December 15, 2006. The Company is currently assessing whether adoption of this Interpretation will have an impact on its financial position and results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets" ("FAS 156"), which amends SFAS No. 140. FAS 156 specifically provides guidance addressing the recognition and measurement of separately recognized servicing assets and liabilities, common with mortgage securitization activities, and provides an approach to simplify efforts to obtain hedge accounting treatment. FAS 156 is effective for all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity's fiscal year that begins after September 15, 2006, with early adoption being permitted. The adoption of SFAS No. 156 did not have a material effect on the Company's financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140." SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of SFAS No. 155 had no impact on the Company's financial position or results of operations.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3 - PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

          December 31,

 2006

Building and warehouses

$

95,880

Machinery and equipment

                2,544,293

Office equipment and furniture

36,932

Motor vehicles                                                                                                     125,310

2,802,415

Less: Accumulated depreciation

               (1,967,311)

Total

$               835,104

Depreciation expense charged to operations was $13,984 and $5,308 for the years ended December 31, 2006 and 2005, respectively.

Note 4- LAND USE RIGHT

The following is a summary of land use right, less amortization:

  December 31,

         2006

Land use right

    $

        57,005

Less: Amortization

        (5,823)

Accounts  receivable, net

    $

        51,182

Amortization expense charged to operations was $1,117 and $1,096 for the years ended December 31, 2006 and 2005, respectively.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 5- OWNERS' EQUITY

Upon formation of the Company , the owners contributed the use rights of two pieces of land with carry value of $51,459 into the Company as paid-in capital.

In January 2006, one owner contributed cash of $148,801 (RMB 1,000,000) to the Company as paid-in capital.

In November 2006, two owners contributed a set of fruit juice production equipment with carry value of $592,483 to the Company as paid-in capital.

In December 2006, four owners converted their loans to the Company as paid-in capital, totaling $2,980,520.

Note 6-

INCOME TAX

The Company is governed by the PRC Income Tax Law and various local income tax laws, pursuant to which the Company generally is subject to an income tax at an effective rate of 33% (30% national income tax and 3% local income tax) on income as reported in its statutory financial statements after appropriate tax adjustments.

The provision for income taxes consisted of the following:

For the Year Ended

December 31,

             2006

            2005

Provision for PRC income tax

    $            -                 $            -

Total provision for income taxes

    $            -                 $            -

The following table reconciles the PRC statutory rates to the Company's effective tax rate:

For the Year Ended

   December 31,

                 2006

        2005

China income taxes

  33.00%                33.00%

Deferred tax benefit due to loss

                                 -33.00%               -33.00%

Effective income tax rate

                                   0.00%                    0.00%

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 7 - COMMITMENTS AND CONTINGENCIES

The Company faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist solely in the PRC, and its revenues are derived from its operations therein.  The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Lease of a piece of land

The Company rents a piece of land, approximately 27 acre,  for its experimental field in Yangling City, Shanxi Province.  The lease is non-cancelable and will expire in October 1, 2020.  Rent is due annually on very October 1. Rent expense charged to research and development expenses was $15,068 and $14,796 for the years ended December 31, 2006 and 2005, respectively.  At December 31, 2006, future minimum lease payments for the lease are as follows:

Year ending

December 31,

2007

$

             15,384

2008

             15,384

2009

             15,384

2010

             15,384

2011

             16,149

2012-2020

             101,534

$

             179,219

Note 8 - SUBSEQUENT EVEN

On December 27, 2006, the Company executed an agreement with Mr. Zhang Hongjun, a PRC citizen, to establish a join venture, Shanxi Zhongke Luxiang Development, Inc. ("SZLD").  Pursuant to the agreement, Zhongke contributed cash of $769,200 (RMB 6,000,000) and a set of fruit juice production equipment to SZLD, and owns 95.65% ownership therein.  SZLD was subsequently incorporated on January 5, 2007, and is developing a business of fruit juice production and distribution.  Subsequent to completion of incorporation, SZLD became a subsidiary of the Zhongke.

SHANXI ZHONGKE SPACEFLIGHT AGRICULTURE DEVELOPMENT STOCK CO., LTD.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 9 - CURRENT VALUE INFORMATION (unaudited)

The Company owns the use rights of two pieces of land, totaling 1,295 acre, with book value of $51,184 as of December 31, 2006.  These land use rights were purchased by  three founders of the Company from the local government in 2001 for $53,772, and lately contributed to the Company as paid-in capital on August 26, 2003 upon formation of the Company.

When the three owners contributed these land use rights to the Company as paid-in capital, an appraisal report issued by an appraiser certified by local government indicated the market value was approximately $17,860,000, which was approved by the Land Administration Bureau of Heyang County in Shanxi Province.   The three owners contributed these land use rights to the Company as registered capital, which had been approved by the Industrial and Commerce Administration Bureau of Shanxi Province as indicated on the business license issued by such agency.